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                                                                   EXHIBIT 23.02


                            CONSENT OF MOSS ADAMS LLP



We consent to (a) the inclusion in Amendment No. 1 to the Registration Statement of SmartSources.com, Inc. on Form SB-2 of our report dated March 14, 2000, except for the second paragraph of Note 17, as to which the date is May 1, 2000, relating to the consolidated financial statements of SmartSources.com, Inc. and Subsidiaries as of September 30, 1999 and for the two years in the period then ended, and (b) the reference to our firm in Registration Statement under the caption "Experts."





Bellingham, Washington
June 12, 2000


                                                  /s/ MOSS ADAMS LLP
                                                 -------------------------------
                                                 Moss Adams LLP